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                                                                       EXHIBIT 5



                         [RIVIANA FOODS INC. LETTERHEAD]


                                                                 August 4, 2003

Riviana Foods Inc.
2777 Allen Parkway
Houston, Texas  77019

Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of Riviana Foods Inc., a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form S-8 (the "Registration Statement") relating to registration under the Securities Act of an additional 1,000,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") issuable in connection with the Riviana Foods Inc. Amended and Restated 1997 Stock Option Plan, as amended (the "Plan").

I have examined the Registration Statement, the Plan and originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock available under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

I am a member of the Bar of the State of Texas and my opinion is limited to the federal statutory laws of the United States, the laws of the State of Texas and the Delaware General Corporation Law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving such opinion, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                 Very truly yours,


                                        /s/ Elizabeth B. Woodard
                                 ---------------------------------------
                                 Elizabeth B. Woodard
                                 Vice President, General Counsel and Secretary